   As filed with the Securities and Exchange Commission on January 29, 1999

                                                  Registration No. [333-      ]

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT

                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ------------------------------------

                               DATASCOPE CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                                     13-259596
   (State or other jurisdiction of                     (I.R.S. Employer
     incorporation organization)                      Identification No.)

                              14 Philips Parkway
                              Montvale, NJ 07645
                                (201) 391-8100

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ------------------------------------

                                Lawrence Saper
                           Chief Executive Officer
                               Datascope Corp.
                              14 Philips Parkway
                              Montvale, NJ 07645
                                (201) 391-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ------------------------------------

                                  Copies to:
                              GERALD ADLER, ESQ.
                     Swidler Berlin Shereff Friedman, LLP
                               919 Third Avenue
                           New York, New York 10022
                                (212) 758-9500

       Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE

       Title of                                          Proposed            Proposed Maximum
       Shares to                Amount to            Maximum Offering            Aggregate               Amount of
     be Registered            be Registered          Price Per Share          Offering Price        Registration Fee (2)
     -------------            -------------          ---------------          --------------        ----------------
   Common Stock, par        120,516 shares(1)             $19.56                $2,357,293                $655.33
 value $0.01 per share
=======================  =======================  ======================  =======================  ======================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Registration Fee has been calculated pursuant to Rule 457 as follows: 120,516 multiplied by .000278 multiplied by $19.56, the average of the high and low sales prices of the Registrant's Common Stock as included on the NASDAQ National Market System on January 28, 1999.

                  -----------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this document is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

PROSPECTUS

                                120,516 Shares

                               Datascope Corp.

                                 Common Stock

                     ------------------------------------

We are furnishing this document to you to allow the selling stockholders named in this document to sell up to 120,516 shares of Common Stock, par value $.01 per share, of Datascope Corp. in private or market transactions. See "Selling Stockholders" on page 6 and "Plan of Distribution" on page 8.

                     ------------------------------------

The Common Stock is quoted on the NASDAQ National Market System under the symbol "DSCP". On January 28, 1999, the closing price of the Common Stock was $19.125 per share.

Datascope will not receive any of the proceeds from the sale of the Common Stock. All costs, expenses and fees in connection with the registration of the Common Stock will be paid by Datascope, except that each selling stockholder will pay its own selling commissions, fees and expenses of counsel. See "Plan of Distribution" on page 8.

                     ------------------------------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is __________, 1999.

                     ------------------------------------

                            AVAILABLE INFORMATION

         Datascope Corp. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any materials filed by the Company with the Commission at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at Suite 1300, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://www.sec.gov). The Common Stock is traded on Nasdaq National Market System.

         The Company has filed with the Commission a registration statement on Form S-3 (herein together with all amendments thereto, if any, called the "Registration Statement") under the Act, with respect to the securities offered by this document. This document does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this document, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this document or incorporated herein by reference as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission are hereby incorporated by reference into this document and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission on September 29, 1998 (the "1998 10-K").

         2. The portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held on December 8, 1998 that have been incorporated by reference into the 1998 10-K.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

         4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this document and to be a part of this document from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this document by reference (other than exhibits to the documents referred to above unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Datascope Corp., 14 Philips Parkway, Montvale, NJ 07645, Attention:
Secretary; or by telephone (201) 391-8100.

Cautionary Statement pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

         This document, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference, " contains "forward-looking statements" within the meaning of Section 27A of the Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue", "will likely result," or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual result to differ materially from the forward-looking statements. The risks and uncertainties include, among others, competitive factors, changes in government regulation, the Company's ability to introduce new products and information provided to the Company by third parties regarding their "Year 2000" compliance. See the discussion of the Company's business and description of the various factors that could materially affect the ability of the Company to achieve the anticipated results that are included in the Company's periodic reports that are incorporated herein by reference.

                                 THE COMPANY

         The Company manufactures proprietary products for clinical health care markets in interventional cardiology, radiology, anesthesiology, cardiovascular and vascular surgery and for use in emergency rooms and intensive care units. In addition, in 1998, the Company began to manufacture products for the life science research market. The Company's products are distributed worldwide by direct sales personnel and independent distributors.

         The Company's principal executive offices are located at 14 Philips Parkway, Montvale, NJ 07645, telephone (201) 391-8100.

                               USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock described in this document. All proceeds will be received by the selling stockholders.

                               DIVIDEND POLICY

         The Company has not paid any cash dividends on its Common Stock to date. The Company intends to retain earnings to finance the development and growth of its business. Accordingly, the Company does not anticipate that any cash dividends will be declared on the Common Stock for the foreseeable future. Future payment of cash dividends, if any, will depend upon the Company's financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by the Company's Board of Directors.

                             SELLING STOCKHOLDERS

         This document covers the sale by the respective holders thereof of up to 120,516 shares of Common Stock.

         The shares of Common Stock offered hereby are being sold by the selling stockholders. The table on the next page sets forth, as of October 2, 1998 and as adjusted to reflect the sale of the shares of Common Stock, certain information regarding the ownership of the Common Stock by the selling stockholders. Except as otherwise indicated, the number of shares of Common Stock reflected in the table below has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under such Rule, each selling stockholder is deemed to beneficially own the number of shares of Common Stock issuable upon, among other things, the exercise of options, if such options are exercisable within sixty days. Where less than all shares of Common Stock beneficially owned by a selling stockholder are being registered for sale, the remaining shares of Common Stock, or a portion of them, may already be registered for sale or otherwise freely tradable.

                                                                            Number of
                                              Beneficial Ownership         Shares to be        Beneficial Ownership of
                                                of Common Stock              Sold in                Common Stock
                                               Prior to Offering             Offering              After Offering
                                               -----------------             --------              --------------
Stockholders(1)                            Number           Percent                           Number          Percent
------------                               ------           -------                           ------          -------
Thor W. Nilsen(2)                          29,562(3)           *             29,562             0                0
John Geresi                                    8,204           *              8,204             0                0
Dr. Eric Jaffe                                10,256           *             10,256             0                0
Corey Jacklin                                  7,692           *              7,692             0                0
Willis Young                                   1,538           *              1,538             0                0
Christopher Morley and Leona                   9,230           *              9,230             0                0
Young
Elliot Brodsky                                 6,153           *              6,153             0                0
Jansen Noyes, Jr.                              2,906           *              2,906             0                0
Robert Honig                                   6,495           *              6,495             0                0
Arnold Stern                                   6,495           *              6,495             0                0
Julius Bauer                                   6,495           *              6,495             0                0
Wolf Prensky                                  15,817           *             15,817             0                0
Bruce Caputo                                   7,040           *              7,040             0                0
Zachary Prensky                                1,043           *              1,043             0                0
Avrom Vann                                     1,590           *              1,590             0                0


* Less than 1%

(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

(2) Mr. Nilsen has been employed since October 1998 as the Vice President of Technology of Genisphere, Inc. ("Genisphere"), which is a subsidiary of the Company. Prior to his employment with Genisphere, Mr. Nilsen served as President of Polyprobe, Inc. ("Polyprobe") for at least five (5) years. Polyprobe was acquired by the Company in October 1998.

(3) Does not include 100 shares of the common stock of Genisphere that are beneficially owned by Mr. Nilsen, which shares represent 5% of the common stock of Genisphere outstanding as of January 1, 1999.

                             PLAN OF DISTRIBUTION

         The Company is registering the shares of Common Stock on behalf of the selling stockholders. The selling stockholders may sell their shares of Common Stock from time to time. Before selling shares of Common Stock, the selling stockholder is required to offer the shares of Common Stock to the Company.

         As used herein, "selling stockholders" includes donees and pledgees selling shares of Common Stock received from a named selling stockholder after the date of this document. Expenses of this offering, including all registration and qualification fees (but excluding brokerage commissions and fees and disbursements of counsel to the selling stockholders), which are estimated at $12,905.33, will be borne by the Company. Sales of shares of Common Stock may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq Stock Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of Common Stock, through short sales of shares of Common Stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Usual and customary or specifically negotiated underwriting or brokerage fees, discounts and commissions may be paid by the selling stockholders in connection with such sales of shares of Common Stock. Such transactions may or may not involve brokers or dealers. The Company is not aware of any selling stockholders which have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is the Company aware of any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the selling stockholders.

         The selling stockholders may effect such transactions by selling shares of Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares of Common Stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions received by such broker-dealers and any profit on the resale of the shares of Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of Common Stock against certain liabilities, including liabilities arising under the Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, the selling stockholders will be subject to the prospectus delivery requirements of the Act. The anti-manipulative provisions of Regulation M promulgated under the

Exchange Act may apply to the sale of shares of Common Stock by the selling stockholders in the market.

         At the time a particular offer of the shares of Common Stock offered hereby is made, to the extent required, a supplement to this document will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this document is a part will be filed) which will identify the specific shares of Common Stock being offered and set forth the aggregate amount of shares of Common Stock being offered, the purchase price and the terms of the offering, including the name or names of the selling stockholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares of Common Stock purchased from the selling stockholders, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         Pursuant to a registration rights agreement that granted registration rights to the selling stockholders, the Company will use its best efforts to keep the Registration Statement, of which this document forms a part, continuously effective under the Act.

         The certificates representing the shares of Common Stock offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this document forms a part, and the transfer of the shares of Common Stock pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such shares of Common Stock will be issued to the transferee without any such legends unless otherwise required by law.

         Selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Act, provided they meet the criteria and conform to the requirements of such Rule.

                                LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for the Company by Swidler Berlin Shereff Friedman, LLP, New York, New York.

                                   EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's
Annual Report on Form 10-K (for the year ended June 30, 1998) have been audited by Deloitte & Touche, LLP independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Until [          ], 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Available Information ....................................................4
Incorporation of Certain Documents
         by Reference ....................................................4
The Company ..............................................................6
Use of Proceeds ..........................................................6
Dividend Policy ..........................................................6
Selling Stockholders .....................................................6
Plan of Distribution .....................................................8
Legal Matters ...........................................................10
Experts .................................................................10

                               Datascope Corp.




                                120,516 Shares
                                 Common Stock




                                  PROSPECTUS





                               __________, 1999

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee ...............  $   655.33
NASD Fee ..........................................................     N/A
Printing and Engraving ............................................     N/A
Legal Fees and Expenses (other than Blue Sky) .....................    7,500
Blue Sky Fees and Expenses ........................................     N/A
Accounting Fees and Expenses ......................................    3,500
Transfer Agent Fees ...............................................     N/A
Miscellaneous .....................................................    1,250
         Total ....................................................   12,905.33

         All of the above items, except the registration fee, are estimated. Expenses of this offering, including all registration and qualification fees (but excluding brokerage commissions and fees and disbursements of counsel to the selling stockholders), which are estimated at $12,928.45, will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL
Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's By-laws provide that the Registrant shall indemnify an officer or director for any costs incurred by such officer or director in connection with a proceeding against such officer or director by reason of the fact that he is or was an officer or director of the Registrant, unless such indemnification is prohibited under applicable law. Pursuant to the By-laws, the Registrant may also be required to advance funds to an officer or director who is entitled to indemnification upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined that such person is not entitled to indemnification. The By-laws further provide that the Registrant may provide indemnification or the advancement of expenses to any other person as permitted by applicable law. Such By-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

         The Registrant maintains a Directors and Officers Liability policy. The policy's coverage, among other things, (i) provides for payment on behalf of the Registrant's officers and directors against loss (as defined in the policy) stemming from acts committed by directors and officers in their capacities as such, with no annual individual deductible element per director or officer, and (ii) provides for reimbursement of the Registrant against such loss for which the Registrant grants indemnification to any director or officer, as permitted or required by law, with a retention of $250,000 per claim. In addition, the maximum coverage with respect to any loss is $10,000,000, including defense costs, and the maximum coverage with respect to all losses occurring in any policy year is also $10,000,000. There is no coverage for loss from claims made against directors or officers arising from certain statutory liabilities and specified categories of misconduct, including claims (i) for the return of remuneration paid without prior shareholder approval if it is judicially determined that such remuneration was in violation of law, (ii) for an accounting of profits made from a purchase or sale within the meaning of Section 16(b) of the Exchange Act, (iii) with respect to acts of active and deliberate dishonesty that were committed or attempted with actual dishonest purpose, or (iv) with respect to a judicial determination that the individual gained personal profit or other advantage to which he was not legally entitled.

ITEM 16.  Exhibits

         The following exhibits are filed as part of this Registration
Statement.

          Exhibit
          Number            Description
          -------           -----------
            5.1             Opinion of Swidler Berlin Shereff Friedman, LLP.
           23.1             Consent of Deloitte & Touche LLP.
           23.2             Consent of Swidler Berlin Shereff Friedman, LLP
                            (included in Exhibit 5.1).
           24.1             Power of Attorney (appears on signature page).

ITEM 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Montvale, State of New Jersey, on this 29th day of January, 1999.

                                 DATASCOPE CORP.

                                 By: /s/ Lawrence Saper
                                     -------------------------------------------
                                         Lawrence Saper
                                         Chairman, President and Chief Executive
                                         Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lawrence Saper and Leonard S. Goodman and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


     Signature                                         Title                                    Date
     ---------                                         -----                                    ----
                                           Chairman, President, Chief Executive
/s/ Lawrence Saper                         Officer, and Director (Principal
------------------------------------       Executive Officer)                               January 29, 1999
Lawrence Saper

                                           Vice President and Chief Financial
/s/ Leonard S. Goodman                     Officer (Principal Financial and
------------------------------------       Accounting Officer)                              January 29, 1999
Leonard S. Goodman

/s/ Alan Abramson
------------------------------------
Alan Abramson                              Director                                         January 29, 1999

/s/ David Altschiller
------------------------------------
David Altschiller                          Director                                         January 29, 1999



/s/ William Asmundson
------------------------------------
William Asmundson                          Director                                         January 29, 1999

/s/ Joseph Grayzel, M.D.
------------------------------------
Joseph Grayzel, M.D.                       Director                                         January 29, 1999

/s/ George Heller
------------------------------------
George Heller                              Director                                         January 29, 1999

/s/ Arno Nash
------------------------------------
Arno Nash                                  Director                                         January 29, 1999


                               DATASCOPE CORP.

                                   FORM S-3
                            REGISTRATION STATEMENT

                                EXHIBIT INDEX

    Exhibit
    -------
       5.1     Opinion of Swidler Berlin Shereff Friedman, LLP
      23.1     Consent of Deloitte & Touche LLP
      23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)
      24.1     Power of Attorney (appears on signature page)